Exhibit (a)(5)(i)

Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
Of
Peerless Systems Corporation

 (Not to be used for signature guarantees)

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON MONDAY, NOVEMBER 4, 2010, UNLESS THE TENDER OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase, dated October 1, 2010 (the “Offer to Purchase”), this Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to tender Shares (as defined below) under the tender offer (as defined in the Offer to Purchase) if (1) certificates representing your Shares are not immediately available or cannot be delivered to the Depositary (as defined in the Offer to Purchase) before the expiration date (as defined in the Offer to Purchase) or your Shares cannot be delivered before the expiration of the tender offer under the procedure for book-entry transfer, or (2) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary before the expiration date, which is 5:00 p.m., New York City time, on November 4, 2010, unless we extend the period of time for which the Offer is open, in which case the expiration date will be the latest time and date on which the tender offer, as so extended, expires.  This form or a facsimile of it, signed and properly completed, may be delivered by hand, transmitted by facsimile transmission, delivered by mail or overnight delivery to the Depositary so that it is received by the Depositary before the expiration date and must include a guarantee by Eligible Institution. See Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

Wells Fargo Bank, N.A.

By Mail: Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department P.O. Box 64854 St. Paul, Minnesota 55164-0854	By Facsimile Transmission: Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department (800) 468-9716 (phone) (866) 734-9952 (fax)	By Hand or Overnight Courier: Wells Fargo Bank, N.A. Shareowner Services Corporate Actions Department 161 North Concord Exchange South St. Paul, Minnesota 55075
Any questions or requests for assistance or additional copies may be directed to the Information Agent at its telephone number or address set forth below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the tender offer.

The Information Agent for the Tender Offer is:

D. F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Banks and Brokers, Call Collect: (212) 269-5550
All Others, Call Toll Free: (800) 769-4414

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary. Deliveries of this Notice of Guaranteed Delivery to Peerless Systems Corporation or the Information Agent will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to the Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures.  If a signature on a Letter of Transmittal  is required to be guaranteed by an eligible institution under the instructions in the Offer to Purchase, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein.  Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to  Peerless Systems Corporation, a Delaware corporation (the “Company”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 1, 2010 (the “Offer to Purchase”) and the related Letter of Transmittal  (which, together with any amendments or supplements thereto, constitute the “tender offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.001 per share (the “Shares”), of the Company, set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered:____________________

Certificate No(s). (if available):
___________________________________________

___________________________________________

□Check if securities will be tendered by book-entry transfer.

Name of Tendering Institution:

___________________________________________

Account No.:________________________________

Dated:_________________________________, 2010

Name(s) of Record Holder(s)

__________________________________________

__________________________________________
(please print)

Address(es):

__________________________________________

__________________________________________
(Zip Code)

Area Code and Telephone No(s).:

__________________________________________

Signature(s):

__________________________________________

__________________________________________

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each of the foregoing is referred to as an “Eligible Institution”), hereby guarantees that: (a) the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act and (b) such tender of Shares complies with Rule 14e-4 promulgated under the Exchange Act, and guarantees that the Depositary will receive (i) certificates for the Shares tendered hereby in proper form for transfer, or (ii) confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of it), or an agent’s message (as described in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three business days (as defined in the Offer to Purchase) after the date the Depositary receives this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm: _______________________________

Address: ____________________________________

___________________________________________
(Zip Code)

Area Code and Telephone Number:

___________________________________________

__________________________________________
(Authorized Signature)

Title: _____________________________________

Name: ____________________________________
(Please Type or Print)

Dated: _______________________________, 2010

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.